Exhibit 10.2

Consent of independent registered public accounting firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-114841) pertaining to the France Telecom Liquidity Plan for US Employees of Orange SA and in the Registration Statement and related Prospectus (Form F-3 No. 333-156003) of our report dated March 4, 2009, with respect to the consolidated financial statements of France Telecom and our report dated March 4, 2009 on the effectiveness of internal control over financial reporting of France Telecom, included in this Annual Report (Form 20-F) for the year ended December 31, 2008.

/s/ ERNST & YOUNG Audit

Represented by Christian Chiarasini

Paris - La Défense, France

April 23, 2009